Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK MELLON

TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

95-3571558
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

400 South Hope Street Suite 400 Los Angeles, California	90071
(Address of principal executive offices)	(Zip code)

DAVITA HEALTHCARE PARTNERS INC.

(Exact name of obligor as specified in its charter)

Delaware	51-0354549
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Table of Additional Registrants

Exact Name of Additional Registrants *	Jurisdiction of Formation	I.R.S. Employer Identification No.
ABQ Health Partners, LLC	Delaware	20-4043287
Alamosa Dialysis, LLC	Delaware	26-3340007
Arizona Integrated Physicians, Inc.	Delaware	86-0788567
Carroll County Dialysis Facility, Inc.	Maryland	52-1693649
Continental Dialysis Center of Springfield-Fairfax, Inc.	Virginia	62-1238381
Continental Dialysis Center, Inc.	Virginia	22-2470712
DaVita—West, LLC	Delaware	01-0561202
DaVita HealthCare Partners Plan, Inc.	Delaware	46-2385459
DaVita of New York, Inc.	New York	26-1650326
DaVita Rx, LLC	Delaware	20-3998217
Dialysis Holdings, Inc.	Delaware	94-3096645
Dialysis Specialists of Dallas, Inc.	Texas	75-2533856
DNH Medical Management, Inc. (dba the Camden Group)	California	95-3263067
DNP Management Company, LLC	Delaware	26-0775419
Downriver Centers, Inc.	Michigan	38-3500376
DVA Healthcare of Maryland, Inc.	Maryland	62-1605235
DVA Healthcare of Massachusetts, Inc.	Massachusetts	62-1529463
DVA Healthcare of Pennsylvania, Inc.	Pennsylvania	91-1867238
DVA Healthcare Procurement Services, Inc.	California	33-0731597
DVA Healthcare Renal Care, Inc.	Nevada	95-2977916
DVA Laboratory Services, Inc.	Florida	65-0127483
DVA of New York, Inc.	New York	91-1806157
DVA Renal Healthcare, Inc.	Tennessee	62-1323090
East End Dialysis Center, Inc.	Virginia	54-1318452
Elberton Dialysis Facility, Inc.	Georgia	58-1721014
Flamingo Park Kidney Center, Inc.	Florida	65-0431823
Fort Dialysis, LLC	Delaware	27-2942409
Freehold Artificial Kidney Center, L.L.C.	New Jersey	22-3328300
Greenspoint Dialysis, LLC	Delaware	26-1649191
HealthCare Partners ASC-LB, LLC	California	95-4628842
HealthCare Partners Arizona, LLC	Arizona	46-1904106
HealthCare Partners Holdings, LLC	California	56-2592163
HealthCare Partners Nevada, LLC	Nevada	27-0398693
HealthCare Partners South Florida, LLC	Florida	43-3462809
HealthCare Partners, LLC	California	95-4509662
Hills Dialysis, LLC	Delaware	27-1859945

Exact Name of Additional Registrants *	Jurisdiction of Formation	I.R.S. Employer Identification No.
Houston Kidney Center/Total Renal Care Integrated Service Network Limited Partnership	Delaware	76-0509917
JSA Care Partners, LLC	Florida	45-3007684
JSA Healthcare Corporation	Delaware	87-0408859
JSA Healthcare Nevada, L.L.C.	Nevada	74-3177329
JSA Holdings, Inc.	Delaware	20-0160881
JSA P5 Nevada, L.L.C.	Nevada	20-5017016
Kidney Care Services, LLC	Delaware	11-3685202
Knickerbocker Dialysis, Inc.	New York	40-0002285
Las Vegas Solari Hospice Care, LLC	Delaware	45-3133069
Liberty RC, Inc.	New York	91-1889832
Lincoln Park Dialysis Services, Inc.	Illinois	36-3191860
Maple Grove Dialysis, LLC	Delaware	26-1757887
Mason-Dixon Dialysis Facilities, Inc.	Maryland	52-1766772
Medical Group Holding Co., LLC	New Mexico	20-8571405
Nephrology Medical Associates of Georgia, LLC	Georgia	91-2160693
Neptune Artificial Kidney Center, L.L.C.	New Jersey	22-3328303
North Atlanta Dialysis Center, LLC	Delaware	20-0336249
North Colorado Springs Dialysis, LLC	Delaware	26-2099530
Northridge Medical Services Group, Inc.	California	36-4597421
Palo Dialysis, LLC	Delaware	26-4578737
Patient Pathways, LLC	Delaware	27-0670041
Physicians Choice Dialysis Of Alabama, LLC	Delaware	90-0072092
Physicians Choice Dialysis, LLC	Delaware	90-0072080
Physicians Dialysis Acquisitions, Inc.	Delaware	04-3546654
Physicians Dialysis Ventures, Inc.	Delaware	04-3546656
Physicians Dialysis, Inc.	Delaware	04-3535478
Physicians Management, LLC	Delaware	90-0072097
Renal Life Link, Inc.	Delaware	20-1649898
Renal Treatment Centers, Inc.	Delaware	23-2518331
Renal Treatment Centers—California, Inc.	Delaware	23-2741218
Renal Treatment Centers—Hawaii, Inc.	Delaware	23-2830661
Renal Treatment Centers—Illinois, Inc.	Delaware	23-2798598
Renal Treatment Centers—Mid-Atlantic, Inc.	Delaware	23-2536597
Renal Treatment Centers—Northeast, Inc.	Delaware	23-2709856
Renal Treatment Centers—Southeast, LP	Delaware	23-2791135
Renal Treatment Centers—West, Inc.	Delaware	23-2763722
RMS Lifeline, Inc.	Delaware	36-4258607

Exact Name of Additional Registrants *	Jurisdiction of Formation	I.R.S. Employer Identification No.
Rocky Mountain Dialysis Services, LLC	Delaware	32-0000322
Shining Star Dialysis, Inc.	New Jersey	91-2134787
Sierra Rose Dialysis Center, LLC	Delaware	02-0614476
Southwest Atlanta Dialysis Centers, LLC	Delaware	20-0336205
The DaVita Collection, Inc.	California	20-5766131
THP Services, Inc.	California	20-8542534
Total Acute Kidney Care, Inc.	Florida	65-0086334
Total Renal Care Texas Limited Partnership	Delaware	74-2794200
Total Renal Care, Inc.	California	95-3372911
Total Renal Laboratories, Inc.	Florida	59-3205549
Total Renal Research, Inc.	Delaware	94-3269918
TRC—Indiana, LLC	Indiana	91-1971775
TRC of New York, Inc.	New York	91-1849180
TRC West, Inc.	Delaware	88-0364717
Tree City Dialysis, LLC	Delaware	26-0460873
VillageHealth DM, LLC	Delaware	20-0174548

2000 16th Street Denver, Colorado	80202
(Address of principal executive offices)	(Zip code)

Debt Securities and Guarantees of Debt Securities

(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, DC 20219

Federal Reserve Bank	San Francisco, CA 94105

Federal Deposit Insurance Corporation	Washington, DC 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).

4.	A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-162713).

6.	The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, and State of California, on the 3rd day of June, 2014.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Melonee Young
Name:	Melonee Young
Title:	Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

of 400 South Hope Street, Suite 400, Los Angeles, CA 90071

At the close of business March 31, 2014, published in accordance with Federal regulatory authority instructions.

Dollar amounts in thousands
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	1,670
Interest-bearing balances	297
Securities:
Held-to-maturity securities	0
Available-for-sale securities	688,739
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	135,000
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	3,890
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	856,313
Other intangible assets	123,966
Other assets	122,558

Total assets	$1,932,433

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LIABILITIES

Deposits:
In domestic offices	692
Noninterest-bearing	692
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	0
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	250,184
Total liabilities	250,876
Not applicable

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,122,030
Not available
Retained earnings	557,284
Accumulated other comprehensive income	1,243
Other equity capital components	0
Not available
Total bank equity capital	1,681,557
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	1,681,557

Total liabilities and equity capital	1,932,433

I, Cherisse Waligura, CFO of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Cherisse Waligura            )            CFO

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Troy Kilpatrick, President	)
Antonio I. Portuondo, Director	)	Directors (Trustees)
William D. Lindelof, Director	)

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